Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

KORU Medical Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	(1)					S-3	333-238242	05-20-2020
Carry Forward Securities	Equity	Preferred stock, par value $0.01 per share	415(a)(6)	(1)					S-3	333-238242	05-20-2020
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(1)					S-3	333-238242	05-20-2020
Carry Forward Securities	Other	Warrants	415(a)(6)	(1)					S-3	333-238242	05-20-2020
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(1)		$71,250,000(1)	$129.80 per $1,000,000		S-3	333-238242	05-20-2020	$9,248
	Total Offering Amounts					$71,250,000(1)		$ —
	Total Fees Previously Paid							$ —
	Total Fee Offsets							$9,248
	Net Fee Due							$ 0

(1)	In accordance with Rule 415(a)(6) under the Securities Act, all $71,250,000 of the securities registered pursuant to this Registration Statement are unsold securities that previously were registered pursuant to the registration statement on Form S-3 (File No. 333-238242), initially effective on May 20, 2020 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of common stock, preferred stock, debt securities and warrants with an aggregate offering price not to exceed $100,000,000, of which, $71,250,000 of such securities remain unsold as of the filing date of this Registration Statement, all of which are being included in this Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fees in the amount of $9,248 previously paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of such Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the amount of any new securities to be registered under this Registration Statement, such that the securities hereunder shall have an aggregate initial offering price not to exceed $71,250,000. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	—	S-3	333-238242	05-14-2020	—	$9,248	—	—	—	—	—
Fees Offset Sources	REPRO MED SYSTEMS, INC.	S-3	333-238242	—	05-14-2020	—	—	—	—	—	$9,248
Rule 457(p)
Fees Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date